(d)(1)(B)(iii)

December 14, 2010

Todd Modic

Senior Vice President

ING Investments, LLC

7337 E. Doubletree Ranch Road

Scottsdale, AZ 85258

Dear Mr. Modic:

Pursuant to the Investment Management Agreement dated August 21, 2003, as amended, between ING Investors Trust and ING Investments, LLC (the “Agreement”), we hereby notify you of our intention to retain you as Manager to render investment advisory services to ING American Funds Global Growth and Income Portfolio and ING American Funds International Growth and Income Portfolio (together, the “Portfolios”), each a newly established series of ING Investors Trust. This will be effective on or about December 14, 2010. Upon your acceptance, the Agreement will be modified to give effect to the foregoing by adding the Portfolios to the Amended Schedule A of the Agreement. The Amended Schedule A, with the annual investment management fee indicated for the Portfolios, is attached to the letter.

Please signify your acceptance to act as Manager under the Agreement with respect to the Portfolios.

Very sincerely,

/s/ Kimberly A. Anderson
By:
Name: Kimberly A. Anderson
Title: Senior Vice President
ING Investors Trust

ACCEPTED AND AGREED TO:

ING Investments, LLC

/s/ Todd Modic
By:
Name: Todd Modic
Title: Senior Vice President

7337 E. Doubletree Ranch Rd. Scottsdale, AZ 85258-2034	Tel: 480-477-3000 Fax: 480-477-2744 www.ingfunds.com	ING Investors Trust

AMENDED SCHEDULE A

with respect to the

INVESTMENT MANAGEMENT AGREEMENT

between

ING INVESTORS TRUST

and

ING INVESTMENTS, LLC

Annual Investment
Management Fee
Series[1]	(as a percentage of average daily net assets)
ING American Funds Asset Allocation Portfolio[3]

If the Series has not invested all or substantially all of its assets in another investment company:

0.5000% of the first $600 million

0.4200% on the next $600 million

0.3600% on the next $800 million

0.3200% on the next $1billion

0.2800% on the next $2 billion

0.2600% on the next $3 billion

0.2500% on assets in excess of $8 billion

If the Series invests all or substantially all of its assets in another investment company:

0.00% of all assets

1 This Schedule A to the Investment Management Agreement will be effective with respect to the Series upon the effective date of the post effective amendment to the Trust’s Registration Statement with respect to each Series.

ING American Funds Bond Portfolio[2]

If the Series has not invested all or substantially all of its assets in another investment company:

0.48% on the first $600 million

0.44% on the next $400 million

0.40% on the next $1 billion

0.38% on the next $1 billion

0.36% on assets over $3 billion

If the Series invests all or substantially all of its assets in another investment company:

0.00% computed on all assets

ING American Funds Global Growth and Income Portfolio[4]

If the Series has not invested all or substantially all of its assets in another investment company:

0.69% on the first $600 million of net assets;

0.59% on next $600 million of the Portfolio’s average daily net assets;

0.53% on next $800 million of the Portfolio’s average daily net assets;

0.50% on next $1 billion of the Portfolio’s average daily net assets;

0.48% on the Portfolio’s average daily net assets in excess of $3 billion.

If the Series invests all or substantially all of its assets in another investment company:

0.00% of all assets

2 The initial two-year term of ING American Funds Bond Portfolio commenced on November 9, 2007.

3 The initial two-year term of ING American Funds Asset Allocation Portfolio commenced on April 28, 2008.

4 The initial two-year term of ING American Funds Global Growth and Income Portfolio and ING American Funds International Growth and Income Portfolio commenced on December 14, 2010.

ING American Funds Growth Portfolio

If the Series has not invested all or substantially all of its assets in another investment company:

0.50% of the first $600 million of net assets

plus 0.45% on net assets greater than $600 million but not exceeding $1.0 billion plus 0.42% on net assets greater than $1.0 billion but not exceeding $2.0 billion plus 0.37% on net assets greater than $2.0 billion but not exceeding $3.0 billion plus 0.35% on net assets greater than $3.0 billion but not exceeding $5.0 billion,

plus 0.33% on net assets greater than $5.0 billion but not exceeding $8.0 billion plus 0.315% on net assets greater than $8.0 billion but not exceeding $13.0 billion plus 0.30% on net assets in excess of $13.0 billion; and

0.00% if the Series invests all or substantially all of its assets in another investment company

ING American Funds International Growth and Income Portfolio[4]

If the Series has not invested all or substantially all of its assets in another investment company:

0.69% on the first $500 million in assets; and

0.59% on the next $500 million in assets

0.53% on assets in excess $1 billion

If the Series invests all or substantially all of its assets in another investment company:

0.00% on all assets

4 The initial two-year term of ING American Funds Global Growth and Income Portfolio and ING American Funds International Growth and Income Portfolio commenced on December 14, 2010.

ING American Funds International Portfolio

If the Series has not invested all or substantially all of its assets in another investment company:

0.69% of the first $500 million of net assets

plus 0.59% on net assets greater than $500 million but not exceeding $1.0 billion plus 0.53% on net assets greater than $1.0 billion but not exceeding $1.5 billion plus 0.50% on net assets greater than $1.5 billion but not exceeding $2.5 billion,

plus 0.48% on net assets greater than $2.5 billion but not exceeding $4.0 billion plus 0.47% on net assets greater than $4.0 billion but not exceeding $6.5 billion plus 0.46% on net assets greater than $6.5 billion but not exceeding $10.5 billion plus 0.45% on net assets in excess of $10.5 billion; and

0.00% if the Series invests all or substantially all of its assets in another investment company

ING American Funds Growth-Income Portfolio

If the Series has not invested all or substantially all of its assets in another investment company:

0.50% of the first $600 million of net assets

plus 0.45% on net assets greater than $600 million but not exceeding $1.5 billion plus 0.40% on net assets greater than $1.5 billion but not exceeding $2.5 billion plus 0.32% on net assets greater than $2.5 billion but not exceeding $4.0 billion,

plus 0.285% on net assets greater than $4.0 billion but not exceeding $6.5 billion,

plus 0.256% on net assets greater than $6.5 billion but not exceeding $10.5 billion,

plus 0.242% on net assets in excess of $10.5 billion; and

0.00% if the Series invests all or substantially all of its assets in another investment company